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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 18, 2002 relating to the financial statements and financial statement schedule, which appear in Plantronics Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
July 3, 2002